UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☐	Confidential, for use of the Commission Only (as Permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

QRS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FREQUENTLY ASKED QUESTIONS FOR QRS EMPLOYEES REGARDING SHARES AND STOCK OPTIONS IN CONNECTION WITH THE MERGER

As you know, on September 2, 2004, Inovis International, Inc. (“Inovis”) and QRS Corporation (“QRS”) entered into an Agreement and Plan of Merger pursuant to which QRS will merge with an Inovis subsidiary (the “Merger”) and become a wholly-owned subsidiary of Inovis. Each share of QRS common stock outstanding at the time of the Merger (including shares acquired through the exercise of a stock option or purchased through QRS’ ESPP) will be converted into the right to receive $7.00 in cash, (called the “cash out”). The purpose of this FAQ is to address questions you may have as a holder of QRS common stock or QRS stock options.

Q: What will a QRS stockholder receive if the merger occurs?

A: Each outstanding share of QRS common stock at the time of the Merger will convert into a right to receive $7.00 in cash. This includes outstanding shares of QRS common stock previously acquired by exercise of a stock option or by purchases under QRS’ Employee Stock Purchase Plan (ESPP).

Q: If my broker holds my shares in “street name,” will my broker exchange my shares for cash?

A: Please contact your broker to discuss. If you hold shares in a stock brokerage account or if your shares are held by a bank or nominee (in “street name”), that broker, bank or nominee is the record holder, and may be able to exchange your shares for cash on your behalf.

Q: If I hold a physical stock certificate for QRS common stock, what do I need to do in order to exchange it for cash?

A: Within a few weeks of the closing of the Merger you will receive a letter of transmittal and written instructions from the exchange agent regarding how to exchange your stock certificate(s) for the cash merger consideration. Please do not send in your stock certificates prior to receiving this letter of transmittal. In order to receive the cash merger consideration, you must comply with the written instructions, which will require, among other things, that you complete the letter of transmittal and return it together with their physical stock certificates to the exchange agent. It typically takes a few weeks after you return these items for the exchange agent to process your stock certificate and send you a check.

Q: If I want to keep my QRS shares or have them become shares of Inovis, can I do that?

A: No. No QRS shares will survive the closing of the Merger or convert to shares of Inovis.

Q: What will a QRS optionholder receive if the merger occurs?

A: QRS optionholders as of November 1, 2004 will receive the excess, if any, of $7.00 over the per share exercise price of the stock option, for each share of QRS common stock subject to the stock option, less any applicable withholding tax and without interest. This will happen automatically. It is currently anticipated that your check for this cash will be available starting Monday, November 15.

Q: Can I sell my shares prior to the closing of the Merger? Can I do a broker-assisted or “cashless” exercise and sale of my stock options prior to the closing of the Merger?

A: You may sell your shares prior to the closing of the Merger, provide you are not subject to any trading restrictions related to QRS’ Insider Trading window. The same is true with respect to a “broker-assisted or cashless exercise and sale of your stock options. However, please be advised that unlike the automatic stock option cash out at closing described above, you might have to pay a fee to your broker. Also, your broker may not be willing to do a broker-assisted “same day” exercise close to the time of the merger closing. Finally, your unvested stock options will not accelerate and vest until the closing, so you will not be able to do a broker-assisted or “cashless” exercise for unvested stock options prior to the close.

Q: If at the time of closing of the Merger I am subject to trading restrictions due to QRS’ Insider Trading window, will my options and shares still be cashed out?

A: Yes. The exchange of QRS common stock for merger cash or the automatic cash out of stock options are not subject to insider trading restrictions.

Q: Who can help answer my questions?

A: If you have additional questions about the matters described in this document or if you need additional copies of this document, you should contact Stacey Giamalis or David Cooper.

Caution Required by Certain SEC Rules

In connection with the merger of Inovis and QRS, QRS has filed a proxy statement for QRS’ special stockholder meeting with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement because it contains important information about the proposed merger. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by QRS with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of the proxy statement and other documents filed by QRS with the Securities and Exchange Commission may also be obtained from QRS by directing a request to QRS, Attention: Stacey Giamalis, Secretary, (510) 215-5000.

QRS and its directors and its executive officers may be deemed, under SEC rules, to be soliciting proxies from QRS’ stockholders in favor of the proposed merger. Information regarding the identity of these persons, and their interests in the solicitation, are set forth in a Schedule 14A filed with the SEC, and is available free of charge at the SEC website and public reference rooms, and from the QRS corporate secretary.

2

MEMORANDUM

TO: ALL EMPLOYEES HOLDING SHARES OF QRS COMMON STOCK

FROM: STACEY GIAMALIS AND DAVID COOPER

DATED: NOVEMBER 2, 2004

RE: TAX TREATMENT OF THOSE SHARES IN MERGER

As you know, on September 2, 2004, Inovis International, Inc. (“Inovis”) and QRS Corporation (“QRS”) entered into an Agreement and Plan of Merger pursuant to which QRS will merge with an Inovis subsidiary (the “Merger”) and become a wholly-owned subsidiary of Inovis.

Each share of QRS stock which is outstanding at the time of the Merger will be converted into the right to receive a cash payment of $7.00 per share, without regard to how the share of QRS stock was originally acquired by you. This is called a “cash out”. Alternatively, you may elect to sell any or all of your QRS shares in the open market prior to the Merger at the prevailing market price.

The purpose of this memorandum is to explain to you the Federal tax consequences governing the cash out of your QRS shares in the Merger or an earlier open-market sale of those shares. The applicable tax treatment will, however, depend upon the means by which you acquired those shares. Your QRS shares may have been acquired from one or more of the following sources:

•	the exercise of an employee stock option,

•	one or more share purchases under the QRS Employee Stock Purchase Plan (the “ESPP”), or

•	an open market purchase

Please bear in mind that this memorandum only provides a general discussion of the applicable federal tax rules and does so primarily in terms of examples which may not reflect your own situation. State and local income tax issues are not addressed. You are strongly encouraged to consult your own personal tax advisor with respect to the actual federal, state and local tax implications of an open market sale of your QRS shares or their cash out in the Merger. Neither QRS nor any QRS officer or employee will provide any specific tax advice with respect to your own personal situation.

For further information regarding the cash out of QRS shares at the close of the Merger, see the memorandum entitled “Frequently Asked Questions for QRS Employees Regarding Shares and Stock Options in Connection with the Merger”. For further information regarding the cash out of QRS stock options, see the memorandum entitled “Stock Option Amendment”.

I. QRS SHARES ACQUIRED UPON THE EXERCISE OF EMPLOYEE STOCK OPTIONS

Q. How is my Federal income tax liability determined when I dispose of my NSO shares?

The sale or cash out of any QRS shares you acquired upon the exercise of a non-statutory stock option (“NSO”) will constitute a disposition of those shares for federal income tax purposes. Accordingly, you will recognize capital gain to the extent the $7.00 amount realized upon the cash out of such share in the Merger (or such other price at which the share is sold in the open market) exceeds the fair market value of that share at the time of acquisition under the NSO. A capital loss will result to the extent the $7.00 amount realized upon the cash out of such share in the Merger (or such other price at which the share is sold in the open market) is less than such fair market value.

The gain or loss will be long-term if the share has been held for more than one (1) year prior to the cash out in the Merger (or prior to the date of the open-market sale).

Example: Assume that on December 31, 1999, you were granted a NSO for 1,000 shares with an exercise price of $3.25 per share. Further assume that on March 25, 2004, you exercised this option for 1,000 shares when the market price was $5.50 per share. The purchased shares are cashed out in the Merger for $7.00 per share.

At the time of exercise of the NSO, you recognized ordinary income in the amount of $2.25 per share, the excess of the $5.50 per share market price of the shares on the date the option was exercised over the $3.25 per share exercise price. Upon the subsequent cash out of the shares in the Merger, you will recognize a short-term capital gain of $1.50 per share.

Q. How is my Federal income tax liability determined when I dispose of my incentive stock option (ISO) shares?

An open-market sale of QRS stock which you previously acquired upon the exercise of an incentive stock option will constitute a disposition of that stock for federal income tax purposes. The cash out of that stock in the Merger will also constitute such a disposition. The taxable income which you will recognize at the time of the applicable disposition (an open market sale or upon the Merger) will depend upon whether that disposition results in a qualifying or disqualifying disposition of your QRS stock.

The disposition will be a qualifying disposition under the federal income tax laws if you have held the shares for more than two years after the date the incentive stock option for those shares was granted and for more than one year after that option was exercised for those particular shares. A disqualifying disposition is any sale or other disposition which is made before both of these requirements are satisfied.

Qualifying Disposition

If the shares are cashed out in the Merger (or sold in the open market) in a qualifying disposition, you will recognize a long-term capital gain per share equal to the excess of the $7.00 cash payment for that share (or such other price per share at which you may sell your shares in the open market) over the option exercise price paid for that share. Upon the qualifying disposition, you will recognize a long-term capital loss per share if the $7.00 cash payment for that share (or such other price per share at which you may sell your shares in the open market) is less than the amount paid for that share.

Example: On December 31, 1999, you were granted an incentive stock option for 1,000 shares with an exercise price of $3.25 per share. On December 19, 2002, you exercised the option for all 1,000 shares when the market price is $6.13 per share. The purchased shares are cashed out in the Merger at $7.00 per share. Because the disposition of the shares is made more than two (2) years after the grant date of the incentive stock option and more than one (1) year after the option was exercised for the cashed out shares, the cash out will constitute a qualifying disposition of those shares, and for federal income tax purposes, there will be a long-term capital gain of $3.75 per share.

Disqualifying Disposition

If the shares are cashed out in the Merger (or sold in the open market) in a disqualifying disposition, the $7.00 cash payment you receive for each share in the Merger (or such other amount per share at which you may sell your shares in the open market) will be taxed as follows:

•	Ordinary Income Component: You will recognize ordinary income equal to the excess of (i) the fair market value of the share at the time you purchased that share under your incentive stock option over (ii) the option exercise price paid for that share. The amount of such ordinary income will be reported by QRS on your Form W-2 wage statement for the year of the disposition.

•	Capital Gain Component: Any additional gain will be a capital gain, which will be long term if you have held the share for more than one year from the date the share was purchased.

Example One: Assume that on December 31, 1999, you were granted an Incentive Stock Option for 1,000 shares with an exercise price of $3.25 per share. Further assume that on March 25 2004, you exercised this option for 1,000 shares when the market price was $5.50 per share. The purchased shares are cashed out in the Merger for $7.00 per share.

Because the disposition of the shares is made less than one (1) year after the incentive stock option was exercised, the cash out of those shares will be taxed as a disqualifying disposition, and for federal income tax purposes, the taxable gain will be divided into two (2) components, ordinary income and capital gain. You will recognize ordinary income in the amount of $2.25 per share, the excess of the $5.50 per share market price of the shares on the date the option was exercised over the $3.25 per share exercise price. You will also recognize a short-term capital gain of $1.50 per share with respect to each share sold.

Limitation: In no event will the ordinary income component exceed the amount by which the $7.00 cash payment received for the share (or such other price at which the share is sold in the open market) exceeds the option exercise price paid for that share.

Example Two: Assume that on December 31, 1999, you were granted an Incentive Stock Option for 1,000 shares with an exercise price of $3.25 per share. Further assume that on January 25 2004, you exercised this option for 1,000 shares when the market price was $8.50 per share. The purchased shares are cashed out in the Merger for $7.00 per share.

Because the disposition of the shares is made less than one year after the incentive stock option was exercised, the cash out of those shares will be taxed as a disqualifying disposition. However, the amount of your taxable income will be limited to an ordinary income component equal to the $7.00 price per share received in the cash-out less the $3.25 option exercise price paid per share. Accordingly, your taxable income will be limited to $3.75 per share.

Q. How is my Federal income tax liability determined when I dispose of my ISO shares in a disqualifying disposition for an amount less than the exercise price?

In the event the $7.00 price per share received upon the cash out of the share in the Merger (or such other price at which the share is sold in the open market) is less than the exercise price paid for the share, you will not recognize any income but will recognize a capital loss equal to the difference between (i) the exercise price paid for the share and (ii) the $7.00 price per share received in the cash out (or such other price at which the shares are sold in the open market).

Example: Assume that on December 31, 1999, you were granted a ISO for 1,000 shares with an exercise price of $9.00 per share. Further assume that on March 25 2004, you exercised this option for 1,000 shares when the market price was $11.00 per share. The purchased shares are cashed out in the Merger for $7.00 per share.

Upon the cash out of the shares in the Merger, you will recognize a capital loss of $2.00 per share. That loss will be long term if the Merger occurs more than one year after the March 25, 2004 exercise of the ISO; otherwise, the loss will be short term.

II. QRS SHARES PURCHASED PURSUANT TO THE EMPLOYEE STOCK PURCHASE PLAN

Q. How will I be taxed upon the disposition of my ESPP shares?

The cash out (or open market sale) of any QRS shares you purchased under the ESPP will constitute a disposition of those shares. Your federal income tax liability upon the cash out (or open market sale) of the ESPP shares will depend on whether you make a qualifying or disqualifying disposition of those shares. A qualifying disposition will occur if the cash out of those shares in the Merger (or open market sale) is made (i) more than two years after the start date of the offering period in which those shares were purchased and (ii) more than one year after the actual purchase date of the shares. A disqualifying disposition is any sale or other disposition which is made before both of those requirements are satisfied.

Q. How will I be taxed if I make a qualifying disposition?

If your ESPP shares are cashed out in the Merger (or sold in the open market) in a qualifying disposition, you will recognize ordinary income per share at the time of the applicable disposition (the open-market sale or the cash-out upon the Merger) equal to the lesser of (i) the amount by which the $7.00 cash payment per share in the Merger (or the amount per share received upon the sale of the shares in the open market) exceeds the purchase price paid for that share or (ii) fifteen percent (15%) of the fair market value of the share on your entry date into the offering period in which that share was purchased. The amount of such ordinary income will be reported by QRS on your Form W-2 wage statement for the year of the disposition. Any additional gain will be long-term capital gain.

If the $7.00 cash payment for the share (or the price at which the share is sold in the open market) is less than the purchase price you paid for that share, there will be no ordinary income, and any loss recognized will be a long-term capital loss.

Example: Assume that you entered the ESPP on the November 1, 2002 start date of the offering period, when the fair market value of the stock was $5.46 per share. Assume further that on the April 30, 2003 purchase date, 100 shares of stock are purchased on your behalf at a price of $4.39 per share when the fair market value was $5.17 per share. If the Merger occurs more than two years after the start date of that offering period and more than one year after the actual purchase date, then the cash out of your shares at $7.00 per share will be treated as a qualifying disposition. Accordingly, the federal income tax treatment of your $2.61 profit per share will be as follows:

Ordinary Income Per Share	The lower of (i) 15% of the $5.46 fair market value per share on the start date of the offering period ($0.82), or (ii) the excess of $7.00 per share selling price over the $4.39 per share purchase price ( $2.61) = $0.82 per share

Long-Term Capital Gain Per Share	$7.00 per share selling price less $5.21 ($4.39 purchase price plus $0.82 ordinary income) = $1.79 per share

Q. How will I be taxed if I make a disqualifying disposition of my ESPP shares for an amount in excess of their fair market value on the purchase date?

If your ESPP shares are cashed out in the Merger (or sold in the open market) in a disqualifying disposition, you will recognize ordinary income per share at the time of the applicable disposition (the open-market sale or the cash-out upon the Merger) in an amount equal to the excess of (i) the fair market value of the share on the purchase date over (ii) the purchase price paid for that share. The amount of such ordinary income will be reported by QRS on your Form W-2 wage statement for the year of the disposition. Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the share has been held for more than one year following the purchase date of that share.

Example: Assume that you entered the ESPP on the November 3, 2003 start date of the offering period, when the fair market value of the stock was $10.25 per share. Assume further that on the April 30, 2004 purchase date, 100 shares of stock were purchased on your behalf at a price of $4.52 per share when the fair market value was $5.32 per share. If the Merger occurs less than two years after the start date of that offering period or less than one year after the actual purchase date of the shares, the cash out of your shares at $7.00 per share will be taxed as a disqualifying disposition. Accordingly, the federal income tax treatment of your $2.48 per share profit will be as follows:

Ordinary Income Per Share	$5.32 fair market value per share on the purchase date less $4.52 per share purchase price = $0.80 per share

Short-Term Capital Gain Per Share	$7.00 per share selling price less $5.32 fair market value per share on the purchase date = $1.68 per share

Q. How will I be taxed if I make a disqualifying disposition of my ESPP shares for an amount less than their fair market value on the purchase date?

You will recognize ordinary income in the year of the disqualifying disposition equal to the excess of (i) the fair market value of the shares on the purchase date over (ii) the purchase price paid for the shares. The amount of such ordinary income will be reported by QRS on your Form W-2 wage statement for the year of the disposition.

Your tax basis in the purchased shares (the amount which you can subtract from the proceeds you realize upon the disposition of those shares in order to determine your taxable gain or loss) will be increased by the amount of ordinary income you recognize in connection with their disqualifying disposition. Accordingly, in connection with that disqualifying disposition, you will recognize a capital loss per share equal to the excess of (i) the tax basis per share over (ii) the $7.00 amount realized per share upon the cash out in the Merger (or such other amount realized in an open market sale). That loss can be used to offset any capital gain (whether short-term or long-term) you recognize in the same taxable year. Any remaining capital loss may then be applied to offset up to $3,000 of ordinary income ($1,500 for a married person filing a separate return) per year.

To the extent that you have a remaining capital loss after such an offset to your ordinary income, you may carry the remainder forward to an unlimited number of subsequent taxable years to offset future capital gain and up to $3,000 of ordinary income ($1,500 for a married person filing a separate return) per year until that loss is exhausted. Because the capital loss limitation prevents you from applying all of your capital loss as a deduction against your ordinary income in a single taxable year, you may have to recognize ordinary income in instances where you have otherwise sustained an economic loss.

Example: Assume that you entered the ESPP on the May 1, 2003 offering period start date, when the fair market value of the stock was $5.38 per share. Assume further that on the October 31, 2003 purchase date, 100 shares of stock were purchased on your behalf at a price of $4.57 per share when the fair market value was $10.17 per share. If the Merger occurs less than two years after the start date of that offering period, the cash out of your shares at $7.00 per share will be taxable as a disqualifying disposition. Accordingly, your federal income tax treatment will be as follows:

Ordinary Income Per Share	$10.17 fair market value per share on the purchase date less $4.57 per share purchase price = $5.60 ordinary income per share

Short-Term Capital Loss Per Share	$10.17 fair market value per share on the purchase date less $7.00 per share selling price = $3.17 short-term capital loss per share

You will recognize ordinary income in the amount of $5.60 per share in connection with the disqualifying disposition of ESPP shares. As a result of that income recognition, your tax basis in the purchased shares will be increased to $10.17 per share, and you will also recognize a capital loss of $3.17 per share as a result of the disqualifying disposition at $7.00 per share. To the extent that you are unable to use the $3.17 capital loss per share to offset other capital gain and $3,000 of ordinary income ($1,500 for a married person filing a separate return) in the year of the disqualifying disposition, that loss can be carried forward to future taxable years.

III. QRS SHARES PURCHASED ON THE OPEN MARKET

Q. How will I be taxed upon the disposition of my QRS shares purchased in the open market?

The receipt of cash in the Merger will be a taxable transaction for federal income tax purposes. In general, you will recognize gain or loss per share equal to the difference between the $7.00 cash out price paid per share in the Merger (or the price at which the share is sold in an earlier open-market transaction) and your adjusted tax basis in such share. To the extent you held the shares of QRS common stock surrendered in the Merger for more than one year prior to the date of the Merger (or such earlier date on which the shares are sold in the open market), the gain or loss will be long-term capital gain or loss; otherwise the gain or loss will be short term.

IV. CONCLUSION

The foregoing is only a general description of the federal income tax consequences of open market sales of vested shares of QRS stock and the cash out of such shares upon the Merger. State and local tax treatment, which is not discussed above, may vary from such Federal income tax treatment. In addition, your ability to deduct capital losses will depend upon your particular tax situation. You should consult with your own tax advisor as to the tax consequences of your particular transactions.

Caution Required by Certain SEC Rules

In connection with the merger of Inovis and QRS, QRS has filed a proxy statement for QRS’ special stockholder meeting with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement because it contains important information about the proposed merger. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by QRS with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of the proxy statement and other documents filed by QRS with the Securities and Exchange Commission may also be obtained from QRS by directing a request to QRS, Attention: Stacey Giamalis, Secretary, (510) 215-5000.

QRS and its directors and its executive officers may be deemed, under SEC rules, to be soliciting proxies from QRS’ stockholders in favor of the proposed merger. Information regarding the identity of these persons, and their interests in the solicitation, are set forth in a Schedule 14A filed with the SEC, and is available free of charge at the SEC website and public reference rooms, and from the QRS corporate secretary.

Memorandum

TO:	Current Employees, Board Members and Consultants Holding QRS Stock Options

FROM:	Stacey Giamalis

DATE:	November 2, 2004

SUBJECT:	Stock Option Amendment

As you know, on September 2, 2004, Inovis International, Inc. (“Inovis”) and QRS Corporation (“QRS”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which QRS will merge with an Inovis subsidiary (the “Merger”) and become a wholly-owned subsidiary of Inovis.

The purpose of this memorandum is to explain to you the effect the Merger will have upon your outstanding QRS stock options and to inform you of a recent amendment which the Compensation Committee of the QRS Board of Directors has authorized with respect to outstanding non-statutory stock options for QRS stock with an exercise price of less than $7.00 per share. That amendment adds a special feature which will facilitate your ability to realize the intrinsic value of any of your in-the-money non-statutory stock options. The actual amendment to your non-statutory options adding this feature is attached as Appendix A to this Memorandum.

You currently hold one or more outstanding options to purchase shares of QRS common stock granted to you under the QRS Corporation 1993 Stock Option/Stock Issuance Plan or the Special Non-Officer Stock Option Plan (the “Plans”). Each of your outstanding QRS options is identified in Appendix B to this Memorandum. Inovis will not assume any of your options in connection with the Merger, and your options will accordingly terminate upon the closing of the Merger. However, each of your options will, immediately prior to the closing of the Merger, vest in full and become exercisable for all of the shares of QRS common stock at the time subject to that option. It is currently anticipated that the Merger will close on or about November 15, 2004.

PLEASE READ THIS MEMORANDUM CAREFULLY SO THAT YOU WILL UNDERSTAND THE TREATMENT OF YOUR QRS OPTIONS IN THE MERGER, AND THEN SIGN THE ACKNOWLEDGEMENT PAGE TO INDICATE THAT YOU RECEIVED AND UNDERSTAND THIS MEMORANDUM AND THE ATTACHED APPENDIX AND YOU AGREE WITH THE TERMS OF THE ATTACHED APPENDIX AND RETURN IT TO STEVE MITCHELL AT QRS ON OR BEFORE TUESDAY, NOVEMBER 9.

I.	Non-Statutory Stock Options

You may elect to exercise any of your non-statutory stock options at any time prior to the closing date of the Merger, to the extent those options are vested and exercisable at the time. The exercise price for any shares you elect to purchase under your options must be paid in cash, including the cash proceeds from any same day sale of the purchased shares, or with shares of QRS common stock with a fair market value equal to the exercise price and the income and employment taxes attributable to the income resulting from your option exercise must be collected from you. However, same-day exercises and sales may not be possible within the last three business days preceding the closing date of the Merger.

The recent amendment to your QRS non-statutory stock options has added a special stock appreciation right (“SAR’) which will allow you to realize the intrinsic value of each of those options which is in-the-money immediately prior to the closing of the Merger without having to pay the exercise price. The terms and conditions of that stock appreciation right may be summarized as follows:

•	You will have the right, exercisable immediately prior to the closing of the Merger, to surrender each of your outstanding non-statutory options with an exercise price per share of less than $7.00 to QRS, including the portion of that option which is to vest on an accelerated basis in connection with the closing of the Merger, in exchange for a cash distribution equal to $7.00 multiplied by the number of the shares of QRS common stock subject to your surrendered option at that time less the aggregate exercise price payable for those shares (the “Appreciation Distribution”). Such right will be automatically exercised immediately prior to the Merger in the event your in-the-money non-statutory stock options are outstanding at such time. You will receive your Appreciation Distribution within 5 business days after the closing of the Merger.

•	For federal and state income tax purposes, you will recognize ordinary income equal to the amount of the Appreciation Distribution, and QRS must collect from the Appreciation Distribution the applicable withholding taxes on that amount. Accordingly, the amount of the Appreciation Distribution actually paid to you will be reduced by the withheld taxes.

•	You will be responsible for the payment of all remaining federal, state and local income taxes which become due with respect to the Appreciation Distribution. Accordingly, you must include in your gross income the entire amount of taxable income recognized with respect to the Appreciation Distribution for each option. The Company will issue a Form W-2 or Form 1099, as applicable, to you in which the amount of such taxable income is reported.

Each of your at-the-money or out-of-the-money non-statutory stock options will automatically terminate upon the closing of the Merger and cease to be exercisable for the shares subject to those options, unless you elect to exercise those options prior to the closing of the Merger by paying the exercise price for the purchased shares to QRS in cash or in shares of QRS common stock with a fair market value equal to such exercise price. Before exercising any of your out-of-the money or at-the-money options you should carefully consider that you will lose money if you do so. By signing this form you will only be acknowledging the exercise of your in-the-money options via the SAR process described above.

Please attach a copy of this Memorandum, including Appendix A, to the stock option agreement for each of your non-statutory options with an exercise price of less than $7.00 per share so that you will have a complete record of all the terms and provisions now applicable to those options.

II.	Incentive Stock Options

It is currently anticipated that none of your incentive stock options will be in the money at the closing of the Merger. As a result, the Compensation Committee has not amended your incentive stock options to provide any SAR rights with respect to those options. Accordingly, unless you elect to exercise your incentive stock option prior to the closing of the Merger by paying the exercise price for the purchased shares in cash or in shares of QRS common stock with a fair market value equal to such exercise price, your QRS incentive stock options will, upon the closing of the Merger, terminate and cease to be exercisable for the shares of QRS common stock currently subject to those options.

If you have any questions regarding the exercise of your QRS options or the recent amendment to your non-statutory stock options with an exercise price per share of less than $7.00, please contact Stacey Giamalis, Steve Mitchell or David Cooper.

PLEASE READ, SIGN AND RETURN THIS ACKNOWLEDGEMENT TO STEVE MITCHELL (FAX NO. 510-621-4555) AT QRS ON OR BEFORE TUESDAY, NOVEMBER 9th.

ACKNOWLEDGMENT

I hereby acknowledge receipt of this Memorandum, including the Addendum to Stock Option Agreement contained in Appendix A and the list of my outstanding QRS Stock Options in Appendix B. I understand that if I do not exercise my option(s) with an exercise price per share less than $7.00 prior to the close of the Merger such options will automatically become fully vested and will be cashed out in the Merger. Accordingly, I will receive a cash distribution per option share equal to the excess of $7.00 over the option exercise price, less applicable withholding taxes. I understand that my option(s) with an exercise price greater than or equal to $7.00 will become fully vested and exercisable immediately prior to the Merger and will terminate and cease to be outstanding upon the close of the Merger and I will receive no cash payment for such option(s).

Date:                             , 2004

Optionee’s Signature::

Caution Required by Certain SEC Rules

In connection with the merger of Inovis and QRS, QRS has filed a proxy statement for QRS’ special stockholder meeting with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement because it contains important information about the proposed merger. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by QRS with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of the proxy statement and other documents filed by QRS with the Securities and Exchange Commission may also be obtained from QRS by directing a request to QRS, Attention: Stacey Giamalis, Secretary, (510) 215-5000.

QRS and its directors and its executive officers may be deemed, under SEC rules, to be soliciting proxies from QRS’ stockholders in favor of the proposed merger. Information regarding the identity of these persons, and their interests in the solicitation, are set forth in a Schedule 14A filed with the SEC, and is available free of charge at the SEC website and public reference rooms, and from the QRS corporate secretary.

APPENDIX A

ADDENDUM TO STOCK OPTION AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the “Option Agreement”) evidencing the Non-Statutory Stock Option (the “Option”) granted to Optionee under the terms of the Corporation’s 1993 Stock Option/Stock Issuance Plan or Special Non-Officer Stock Option Plan with an exercise price less than $7.00 per share. However, such provisions shall become effective only immediately prior to the consummation of the merger of EDI Merger Corp. with and into the Corporation (the “Merger”) pursuant to that certain Agreement and Plan of Merger entered into as of September 2, 2004 by and among Inovis International, Inc. (“Inovis”), EDI Merger Corp. and the Corporation (the “Merger Agreement”), with the Corporation to continue after the Merger as a wholly-owned subsidiary of Inovis. In the event the Merger Agreement is terminated, then this Addendum shall terminate and the provisions of this Addendum shall not become effective.

All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Option Agreement.

STOCK APPRECIATION RIGHT/TAX WITHHOLDING RIGHT

1. Stock Appreciation Right. Optionee is hereby granted a limited stock appreciation right exercisable upon the following terms and conditions:

(a) Optionee shall have the unconditional right, exercisable immediately prior to the effective time of the Merger, to surrender the Option or any portion thereof (including the portion of the Option which is to vest on an accelerated basis in connection with the consummation of the Merger) to the Corporation. In return for the surrendered Option, Optionee shall receive a distribution from the Corporation, payable in cash in an amount equal to the excess of (i) $7.00 multiplied by the number of shares of Common Stock subject to the surrendered Option (or portion thereof) at that time, over (ii) the aggregate exercise price payable for those shares (the “Appreciation Distribution”).

(b) This stock appreciation right shall automatically be exercised immediately prior to the effective time of the Merger, in the event the Option is outstanding at such time. Upon such exercise the Option shall immediately be cancelled with respect to the Option Shares subject to the surrendered Option and Optionee shall cease to have any further right to acquire those Option Shares under the Option Agreement.

(c) This stock appreciation right may not be assigned or transferred by Optionee, except to the extent the Option is transferred in accordance with the provisions of the Option Agreement.

2. The Corporation shall withhold, from the cash proceeds payable in the Appreciation Distribution, a portion of those proceeds equal in amount to the applicable federal and state income and employment withholding tax liability incurred in connection with the exercise of the stock appreciation right. The Corporation shall pay the cash proceeds so withheld to the appropriate taxing authorities in satisfaction of the withholding tax liability, and the amount of the Appreciation Distribution actually paid to the Optionee shall be reduced accordingly.

IN WITNESS WHEREOF, QRS has caused this Addendum to be executed by its duly authorized officer.

QRS Corporation

By:

Title:

EFFECTIVE DATE: November 1, 2004

APPENDIX B

OUTSTANDING QRS STOCK OPTION(S)